Exhibit 5.1

811 Main Street, Suite 3700 Houston, TX 77002 Tel: +1.713.546.5400 Fax: +1.713.546.5401 www.lw.com FIRM / AFFILIATE OFFICES
December 20, 2019 Hess Midstream LP 1501 McKinney Street Houston, Texas 77010	Beijing Boston Brussels Century City Chicago Dubai Düsseldorf Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid Milan	Moscow Munich New York Orange County Paris Riyadh San Diego San Francisco Seoul Shanghai Silicon Valley Singapore Tokyo Washington, D.C.

Re:	Hess Midstream LP Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Hess Midstream LP, a Delaware limited partnership (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration (a) for issue and sale by the Company of up to $1,000,000,000 aggregate offering amount of (i) Class A shares representing limited partner interests in the Company (the “Class A Shares”), and (ii) one or more series of preferred shares representing limited partner interests in the Company (the “Preferred Shares”) and (b) up to 46,360,686 Class A Shares to be resold from time to time by certain securityholders of the Company (the “Selling Securityholders”), including Class A Shares that are (i) issued and outstanding as of the date hereof (the “Outstanding Shares”) and (ii) issuable upon exchange of an equivalent number of Class B units representing limited partner interests (“Class B Units”) in Hess Midstream Operations, LP (the “Operating Company”), together with (to the extent applicable) a corresponding number of Class B shares representing limited partner interests (“Class B Shares”) in the Company as described in the Registration Statement (“Exchange Shares”). The Class A Shares that are being registered for issue and sale by the Company are referred to herein as the “Company Shares.” The Class A Shares and Preferred Shares that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offering by the Company contemplated by the Registration Statement are referred to herein collectively as the “Securities.”

December 20, 2019

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the general partner of the general partner of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.    When an issuance of Company Shares has been duly authorized by all necessary limited partnership action of the Company, upon issuance, delivery and payment therefor in the manner contemplated by the applicable Prospectus and by such limited partnership action, and in total amounts and number of Company Shares that do not exceed the respective total amounts and number of Company Shares authorized by the board of directors of the general partner of the general partner of the Company in connection with the offering contemplated by the applicable Prospectus, such Company Shares will be validly issued and, under the DRULPA, purchasers of the Company Shares will have no obligation to make further payments for their purchase of Company Shares or contributions to the Company solely by reason of their ownership of Company Shares or their status as limited partners of the Company, and no personal liability for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Company.

2.    When a series of Preferred Shares has been duly established in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Company (as amended from time to time, the “Company Agreement”) and duly authorized by all necessary limited partnership action of the Company, upon issuance, delivery and payment therefor in the manner contemplated by the applicable Prospectus and by the Company Agreement and such limited partnership action, and in total amounts and number of Preferred Shares that do not exceed the respective total amounts and number of Preferred Shares authorized by the board of directors of the general partner of the general partner of the Company in connection with the offering contemplated by the applicable Prospectus, such Preferred Shares will be validly issued and, under the DRULPA, purchasers of the Preferred Shares will have no obligation to make further payments for their purchase of Preferred Shares or contributions to the Company solely by reason of their ownership of Preferred Shares or their status as limited partners of the Company, and no personal liability for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Company.

3.    The Outstanding Shares have been duly authorized by all necessary limited partnership action of the Company and are validly issued and, under the DRULPA, purchasers of the Outstanding Shares will have no obligation to make further payments for their purchase of Outstanding Shares or contributions to the Company solely by reason of their ownership of

December 20, 2019

Outstanding Shares or their status as limited partners of the Company, and no personal liability for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Company.

4.     When an issuance of Exchange Shares has been duly authorized by all necessary limited partnership action of the Company, upon issuance and delivery of Exchange Shares in exchange for an equivalent number of Class B Units and Class B Shares in accordance with the Company Agreement and the Third Amended and Restated Agreement of Limited Partnership of the Operating Company, as amended from time to time, and in the manner contemplated by the applicable Prospectus and by such limited partnership action, and in total amounts and number of Exchange Shares that do not exceed the respective total amounts and number of Exchange Shares authorized by the board of directors of the general partner of the Company in connection with the offering contemplated by the applicable Prospectus, such Exchange Shares will be validly issued and, under the DRULPA, purchasers of the Exchange Shares will have no obligation to make further payments for their purchase of Exchange Shares or contributions to the Company solely by reason of their ownership of Exchange Shares or their status as limited partners of the Company, and no personal liability for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Company

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Validity of the Securities.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

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